Exhibit 99.1

NEWS RELEASE

Contact: Kyle Beeson Director, Communications Phone (610) 251-1000 kbeeson@triumphgroup.com	Thomas A. Quigley, III Vice President, Investor Relations, Mergers & Acquisitions and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH to be Acquired by Affiliates of Warburg Pincus and Berkshire Partners in an All-Cash Transaction Valued at Approximately $3 Billion

TRIUMPH Shareholders to Receive $26.00 in Cash Per Share

RADNOR, Pa., NEW YORK, BOSTON, February 3, 2025 — Triumph Group, Inc. (NYSE: TGI) (“TRIUMPH” or the “Company”) today announced that it has entered into a definitive agreement under which affiliates of growth-focused private equity firms Warburg Pincus and Berkshire Partners will acquire TRIUMPH through a newly formed entity for a total enterprise value of approximately $3 billion. Upon completion of the transaction, TRIUMPH will become a privately held Company, jointly controlled by Warburg Pincus and Berkshire Partners.

Under the terms of the agreement, TRIUMPH shareholders will receive $26.00 per share in cash. The purchase price represents a premium of approximately 123% over the Company’s unaffected closing stock price1 and a premium of approximately 58% over the volume weighted average price (VWAP) of TRIUMPH common stock for the 90 days prior to January 31, 2025.

“We are pleased to have reached this agreement, which reflects the culmination of the Board’s robust process and will deliver immediate, certain and premium cash value to our shareholders,” said Dan Crowley, TRIUMPH’s chairman, president and chief executive officer. “Over the last few years, TRIUMPH successfully optimized our portfolio, built around a world class team and capabilities. This transaction recognizes our Company’s position as a valued provider of mission-critical engineered systems and proprietary components for both OEM and aftermarket customers. As a privately held company in partnership with Berkshire Partners and Warburg Pincus, TRIUMPH will have an enhanced ability to meet our customers’ evolving needs and provide more opportunities for our valued employees.”

“TRIUMPH has a strong reputation as a leader in highly engineered aerospace components and systems, and we are excited about partnering with them in this next chapter of growth,” said Dan Zamlong, Managing Director at Warburg Pincus. “With our deep experience investing in and developing aerospace platforms, we look forward to working with TRIUMPH’s talented global team to increase opportunities for its portfolio and capture the growing demand for high quality aerospace components.”

“TRIUMPH plays a critical role in the aerospace and defense industry and is known for providing high quality products on key platforms. Berkshire has a long history of partnering with market-leading aerospace companies, and we look forward to helping accelerate the next phase of TRIUMPH’s growth,” added Blake Gottesman, Managing Director at Berkshire Partners.

Timing and Approvals

The transaction is expected to close in the second half of calendar year 2025 and is subject to customary closing conditions, including approval by TRIUMPH shareholders and receipt of required regulatory approvals. TRIUMPH’s Board of Directors unanimously approved the definitive agreement. The transaction is not contingent upon financing. Upon completion of the transaction, TRIUMPH will no longer be traded on the New York Stock Exchange.

[1]	of $11.65 per share as of the close on October 9, 2024, the last full trading day prior to media reports regarding a possible sale transaction

Third Quarter Fiscal 2025 Earnings

In connection with its pending transaction, TRIUMPH will release its third quarter fiscal 2025 earnings and file its Form 10-Q by February 10, 2025, as planned, and is cancelling its previously scheduled earnings conference call and webcast.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to TRIUMPH. Lazard is serving as financial advisor and Kirkland & Ellis LLP and Covington & Burling LLP are acting as legal counsel to Berkshire Partners and Warburg Pincus.

About TRIUMPH

Founded in 1993 and headquartered in Radnor, Pennsylvania, TRIUMPH designs, develops, manufactures, repairs and provides spare parts across a broad portfolio of aerospace and defense systems and components. The Company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

About Berkshire Partners

Berkshire Partners is a 100% employee-owned, multi-sector specialist investor in private and public equity. The firm’s private equity team invests in well-positioned, growing companies across business & consumer services, healthcare, industrials, and technology & communications. Berkshire is currently investing from its Fund XI, which held its final closing in 2024 with approximately $7.8 billion in commitments. Since inception, Berkshire Partners has made more than 150 private equity investments and has a strong history of collaborating with management teams to grow the companies in which it invests. For additional information, visit www.berkshirepartners.com.

About Warburg Pincus

Warburg Pincus LLC is the pioneer of private equity global growth investing. A private partnership since 1966, the firm has the flexibility and experience to focus on helping investors and management teams achieve enduring success across market cycles. Today, the firm has more than $86 billion in assets under management, and more than 230 companies in their active portfolio, diversified across stages, sectors, and geographies. Warburg Pincus has been an active investor in the aerospace & defense and industrial technology sectors with current and former investments including Accelya, Aquila Air Capital, CAMP Systems, Consolidated Precision Products, Duravant, Extant Aerospace, Infinite Electronics, Inmarsat, iNRCORE, Quest Global, Sundyne, TransDigm and Wencor Group. Warburg Pincus has invested in more than 1,000 companies across its private equity, real estate, and capital solutions strategies.

The firm is headquartered in New York with offices in Amsterdam, Beijing, Berlin, Hong Kong, Houston, London, Luxembourg, Mumbai, Mauritius, San Francisco, São Paulo, Shanghai, and Singapore. For more information, please visit www.warburgpincus.com or follow us on LinkedIn.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and information currently available to management. They can be identified by the use of words such as “may,” “might,” “anticipate,” “plan,” “believe,” “potential,” “intend,” “expect,” “strategy,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following risks: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that the Company’s stockholders may not approve the proposed transaction; (iii) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (iv) uncertainty as to the timing of completion of the proposed transaction; (v) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (vi) potential litigation relating to the proposed transaction that could be instituted against the Company, Titan BW Acquisition Holdco Inc. (the “Buyer”) or their respective directors and officers, including the effects of any outcomes related thereto; or (vii) possible disruptions from the proposed transaction that could harm the Company’s or Buyer’s business, including current plans and operations. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed or that may be filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024 and September 30, 2024. Any forward-looking information provided in this document should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this document.

Important Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Buyer, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.triumphgroup.com/investor-relations) or by contacting the investor relations department of the Company.

Participants in the Solicitation

The Company and its directors and executive officers, including Daniel J. Crowley, Chairman, President and Chief Executive Officer, Barbara Humpton, Colleen C. Repplier, Courtney Mather, Cynthia M. Egnotovich, Daniel P. Garton, Mark C. Cherry, Neal J. Keating, Partrick Allen, all of whom are members of the Company’s Board of Directors, as well as James McCabe, Senior Vice President and Chief Financial Officer, Jennifer Allen, Chief Administrative Officer, Senior Vice President, General Counsel and Secretary, Thomas Quigley, Vice President, Investor Relations, Mergers & Acquisitions & Treasurer, Kai Kasiguran, Vice President, Controller may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Principal Stockholders and Management,” “Board of Directors—Director Compensation,” and “Compensation Discussion and Analysis” contained in the Company’s proxy statement on Schedule 14A filed with the SEC on June 24, 2024. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial ownership on Form 3, or amendments to beneficial ownership reports on Schedules 13D filed with the SEC: Form 4, filed by Kai W. Kasiguran, with the filings of the Company on September 3, 2024; Form 4, filed by Colleen C. Repplier, with the filings of the Company on August 12, 2024; Form 4, filed by Courtney Mather, with the filings of the Company on August 12, 2024; Form 4, filed by Neal J. Keating, with the filings of the Company on August 12, 2024; Form 4, filed by Daniel P. Garton, with the filings of the Company on August 12, 2024; Form 4, filed by Barbara Humpton, with the filings of the Company on August 12, 2024; Form 4, filed by Cynthia M. Egnotovich, with the filings of the Company on August 12, 2024; Form 4, filed by Patrick E. Allen, with the filings of the Company on August 12, 2024; Form 3, filed by Mark C. Cherry, with the filings of the Company on August 12, 2024 and Form 4, filed by Mark C. Cherry, with the filings of the Company on August 9, 2024.

Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.triumphgroup.com/investor-relations.

Additional TRIUMPH Media Contacts

Sharon Stern / Arielle Rothstein

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

TriumphMedia@joelefrank.com

Berkshire Partners Contact

Greg Winter, Director of Marketing & Communications

gwinter@berkshirepartners.com

Warburg Pincus Contact

Kerrie Cohen, Managing Director, Global Head of Communications & Marketing

kerrie.cohen@warburgpincus.com